SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)      October 17, 1996


                             TOUCAN GOLD CORPORATION
               (Exact name of registrant as specified in charter)



           Delaware           33-28562                        75-2661571
(State of incorporation)(Commission File Number)(IRS Employer Identification No)




8201 Preston Road, Suite 600,       Dallas, Texas                    75225
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code               (214) 890-8065
                                                   -----------------------------








          (Former name or former address, if changed since last report)


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Item 5.  Other Events

                  On October 17, 1996, Toucan Gold Corporation ("Toucan") entered into a placement agreement (the "Agreement") with Yorkton Securities Inc. ("Yorkton") pursuant to which Yorkton was appointed as the exclusive agent for Toucan to sell, on a best efforts basis, up to 1,200,000 units (the "Units") to raise proceeds of up to U.S. $3 million. Each Unit shall consist of one share of common stock, par value $.01 per share (the "Common Stock"), of Toucan and one Common Stock share purchase warrant (the "Warrants"). Each Warrant will entitle the holder to subscribe for one additional share of Common Stock at a price of U.S. $3.50 per share at any time prior to the close of business on the first anniversary of the original date of issue of the Warrants. The price of the Units is expected to be U.S. $2.50 per Unit. Certain terms and conditions of the Units and the fees and other consideration to be paid to Yorkton are set out in the term sheet attached as Schedule A to the Agreement. The Agreement is an exhibit to this Form 8-K.

                  The offering will be conducted pursuant to Regulation S promulgated under the United States Securities Act of 1933, as amended, and to exemptions from the offering requirements in any jurisdiction in which the Units are offered. Accordingly, Units will not be offered or sold in the United States or to U.S.persons,as defined in Regulation S. It is contemplated that the offering will be consummated on or about October 31, 1996. The offering is subject to a number of conditions, and there can be no assurance that the offering will be consummated pursuant to the terms contemplated by the Agreement.

                  Toucan plans to use the proceeds from the sale of the Units to finance the purchase of certain mining claims (the "Claims") in the Cuiaba Basin in the State of Mato Grosso, Brazil, and for general working capital purposes. The Claims cover approximately 350 square miles in the Cuiaba Basin. If the purchase of all of the Claims is consummated, the aggregate purchase price shall consist of U.S. $1,400,000 in cash and 350,000 shares of Common Stock. While Toucan has an agreement with the owner of the Claims with respect to the purchase terms, Toucan's obligations thereunder are subject to its review of documentation relating to the Claims. There can be no assurance that the purchase of the Claims will be consummated.

                  Toucan's Form 10-QSB for the quarter ending June 30, 1996, stated that Toucan intended to raise approximately U.S. $4,500,000 of gross offering proceeds through the issuance of preferred stock pursuant to a preliminary term sheet with a non-U.S. placement agent. This agreement has been terminated.

                  Pursuant to the Agreement, Toucan has agreed that (a) it will use its reasonable best efforts to call a meeting of the stockholders of Toucan (or otherwise obtain any required stockholder approval) subsequent to the closing of the offering, but before October 15, 1997, for the purpose of requesting the stockholders to authorize and approve a merger of Toucan with a Canadian company (the "Canadian Successor Company") quoted on the Canadian Dealer Network that has been a reporting issuer in Canada for at

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         least one year and which is not in default.  In  addition,  pursuant to the Agreement, the Canadian Successor Company will appoint Yorkton as exclusive agent for and on behalf of the Canadian Successor Company to sell certain securities in a placement on behalf of the Canadian Successor Company pursuant to the terms set forth in Schedule C of the Agreement on or prior to October 15, 1998. This subsequent offering is subject to a number of conditions, including the determination by the Board of Directors of the Canadian Successor Company in its sole discretion that raising additional capital in the minimum amount of U.S. $5,000,000 is in the best interests of the Canadian Successor Company.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired

                  Not Applicable

         (b)      Pro Forma Financial Information

                  Not Applicable

         (c)      Exhibits

                  10.  Agreement with Yorkton Securities Inc., dated
                         October 17, 1996.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Toucan Gold Corporation
                                              (Registrant)



Date:  October 21, 1996                       By:    /s/ Robert Jeffcock
                                              -----------------------
                                                      Robert Jeffcock
                                                      Chief Executive Officer



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                             Toucan Gold Corporation

                                  Exhibit Index


         Exhibit No.                       Description

              10              Agreement with Yorkton Securities Inc., dated
                              October 17, 1996



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                                   Exhibit 10

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